UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 11, 2007
(Date of earliest event reported)
ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	Commission File No. 000-50721	20-0145649 (IRS Employer I.D. No.)
27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
(Address of principal executive offices)
(248) 746-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     On September 11, 2007, Origen Financial L.L.C. (“Origen LLC”), the primary operating subsidiary of Origen Financial, Inc. (“Origen”), completed a $15 million secured financing arrangement provided by an affiliate of one of Origen’s principal stockholders. The financing arrangement includes the following documents: a Senior Secured Loan Agreement between Origen LLC and the William M. Davidson Trust u/a/d 12/13/04 (the “Lender”); a Security Agreement among Origen LLC, Origen Servicing, Inc., a wholly-owned subsidiary of Origen LLC (“Origen Servicing”), and the Lender; a Senior Secured Promissory Note issued by Origen LLC in favor of the Lender (the “Note”); a Senior Secured Convertible Promissory Note issued by Origen LLC in favor of the Lender (the “Convertible Note”); a Stock Purchase Warrant issued by Origen in favor of the Lender (the “Warrant”); a Registration Rights Agreement between Origen and the Lender; and a Guaranty issued by Origen Servicing and Origen in favor of the Lender (collectively, the “Financing Documents”). The effective date of each of the Financing Documents is September 11, 2007. The following brief description of the financing arrangement is qualified in its entirety by reference to the full text of the Financing Documents, copies of which are attached to this Report as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, and which are incorporated herein by reference. A copy of the September 12, 2007 press release announcing the financing arrangement is included as Exhibit 99.1 to this Report.
     The Lender is a grantor revocable trust established by William M. Davidson as the grantor. Mr. Davidson is the sole member of Woodward Holding, LLC, which owns approximately 6.8% of Origen’s common stock. The sole manager of Woodward Holding, LLC is Paul Halpern. Mr. Halpern is the Chairman of the Board of Origen.
     The Note and the Convertible Note are each one-year secured notes bearing interest at 8% per year secured by a portion of Origen’s rights to receive servicing fees on its loan servicing portfolio. The Note, which has an original principal amount of $10 million, and the Convertible Note, which has an original principal amount of $5 million, are each due on September 11, 2008. The term of the Note and the Convertible Note may be extended up to four months with the payment of additional fees. The Convertible Note may be converted at the option of the Lender into shares of Origen common stock at a conversion price of $6.237 per share.
     In connection with the financing, Origen issued the Warrant to the Lender. The Warrant is a five-year warrant to purchase 500,000 shares of Origen common stock at an exercise price of $6.16 per share, which equals the closing consolidated bid price for Origen common stock on September 11, 2007.
     Also in connection with the financing, Origen LLC terminated its credit facility with JPMorgan Chase Bank, N.A. pursuant to that certain credit agreement by and between Origen LLC and JPMorgan Chase Bank, N.A., as successor to Bank One, NA, dated July 25, 2002, as amended periodically.
Item 3.02     Unregistered Sales of Equity Securities
     The Convertible Note and Warrant were issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Convertible Note is convertible at the option of the holder at any time into 801,667 shares of Origen’s common stock and the Warrant is exercisable at the option of the holder at any time for 500,000 shares of Origen’s common stock. At September 11, 2007, the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant represented 4.7% of Origen’s outstanding shares of common stock (assuming conversion of the Convertible Note and exercise of the Warrant).

Item 9.01     Financial Statements and Exhibits
(d)	Exhibits
4.1	Stock Purchase Warrant dated September 11, 2007 issued by Origen Financial, Inc. in favor of the William M. Davidson Trust u/a/d 12/13/04

4.2	Registration Rights Agreement dated September 11, 2007 between Origen Financial, Inc. and the William M. Davidson Trust u/a/d 12/13/04

10.1	Senior Secured Loan Agreement dated September 11, 2007 between Origen Financial L.L.C. and the William M. Davidson Trust u/a/d 12/13/04

10.2	Security Agreement dated September 11, 2007 among Origen Financial L.L.C., Origen Servicing, Inc. and the William M. Davidson Trust u/a/d 12/13/04

10.3	Senior Secured Promissory Note dated September 11, 2007 issued by Origen Financial L.L.C. in favor of the William M. Davidson Trust u/a/d 12/13/04

10.4	Senior Secured Convertible Promissory Note dated September 11, 2007 issued by Origen Financial L.L.C. in favor of the William M. Davidson Trust u/a/d 12/13/04

10.5	Guaranty dated September 11, 2007 issued by Origen Servicing, Inc. and Origen Financial, Inc. in favor of the William M. Davidson Trust u/a/d 12/13/04

99.1	Press Release dated September 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2007	Origen Financial, Inc.
	By:	/s/ W. Anderson Geater, Jr.
W. Anderson Geater, Jr.,
Chief Financial Officer

ORIGEN FINANCIAL, INC.
EXHIBIT INDEX

Exhibit No.	Description

4.1	Stock Purchase Warrant dated September 11, 2007 issued by Origen Financial, Inc. in favor of the William M. Davidson Trust u/a/d 12/13/04

4.2	Registration Rights Agreement dated September 11, 2007 between Origen Financial, Inc. and the William M. Davidson Trust u/a/d 12/13/04

10.1	Senior Secured Loan Agreement dated September 11, 2007 between Origen Financial L.L.C. and the William M. Davidson Trust u/a/d 12/13/04

10.2	Security Agreement dated September 11, 2007 among Origen Financial L.L.C., Origen Servicing, Inc. and the William M. Davidson Trust u/a/d 12/13/04

10.3	Senior Secured Promissory Note dated September 11, 2007 issued by Origen Financial L.L.C. in favor of the William M. Davidson Trust u/a/d 12/13/04

10.4	Senior Secured Convertible Promissory Note dated September 11, 2007 issued by Origen Financial L.L.C. in favor of the William M. Davidson Trust u/a/d 12/13/04

10.5	Guaranty dated September 11, 2007 issued by Origen Servicing, Inc. and Origen Financial, Inc. in favor of the William M. Davidson Trust u/a/d 12/13/04

99.1	Press Release dated September 12, 2007